Exhibit 99.1

Hercules Shelf Registration Statement Declared Effective by

the Securities and Exchange Commission

PALO ALTO, Calif., November 4, 2015 – Hercules Technology Growth Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), the leading specialty financing provider to innovative venture growth stage companies backed by leading venture capital firms, today announced that Hercules’ Shelf Registration Statement, as filed on September 29, 2015 (the “Registration Statement”), has been declared effective by the Securities and Exchange Commission (“SEC”).

Hercules’ Chief Financial Officer, Mark R. Harris stated, “This new registration statement, combined with our existing strong liquidity position, provides us with the additional financial flexibility to access the financial markets to support our corporate objectives, such as refinancing our current debt instruments, as well as accelerate our growth strategy should the opportunity present itself. However, given our current liquidity position, we have no current plans to issue any equity.”

Under the Registration Statement, Hercules may from time to time, in one or more offerings or series, issue up to $500 million of any combination of common stock, preferred stock, warrants, subscription rights or debt securities. The preferred stock, debt securities, subscription rights and warrants may be convertible or exchangeable into shares of the Company’s common stock. The net proceeds of any such issuances by Hercules are expected to be used for general corporate purposes.

The terms of any issuance under the Registration Statement will be determined at the time of such issuance and disclosed in a prospectus supplement filed with the SEC.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

A copy of the prospectus included in the Registration Statement may be obtained at no charge at the SEC’s website at www.sec.gov. In addition copies of the prospectus included in the Registration Statement, and, when available, any prospectus supplement relating to a particular offering, may be obtained by contacting Hercules Technology Growth Capital, Inc., 400 Hamilton Avenue, Suite 310, Palo Alto, CA 94301, Attn: General Counsel, (650) 289-3060.

About Hercules Technology Growth Capital, Inc.

Hercules Technology Growth Capital, Inc. (NYSE: HTGC) is the leading specialty finance company focused on providing senior secured venture growth loans to high-growth innovative venture capital-backed companies in the technology, biotechnology, life sciences, healthcare, and energy & renewable technology industries. Since inception (December 2003), Hercules has committed more than $5.5 billion to over 325 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com, or call 650.289.3060.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.”

In addition, Hercules has three outstanding bond issuances of 7.00% Notes due April 2019, 7.00% Notes due September 2019, and 6.25% Notes due July 2024, which trade on the NYSE under the symbols “HTGZ,” “HTGY,” and “HTGX,” respectively.

Forward-Looking Statements:

The information disclosed in this press release is made as of the date hereof and reflects Hercules most current assessment of its historical financial performance. Actual financial results filed with the SEC may differ from those contained herein due to timing delays between the date of this release and confirmation of final audit results. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties, including the uncertainties surrounding the current market volatility, and other factors the Company identifies from time to time in its filings with the SEC. Although Hercules believes that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Technology Growth Capital, Inc.

650-433-5578 HT-HN

mhara@htgc.com

2